UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 3, 2009 (October 28, 2009)
Date of Report (Date of earliest event reported)

 STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-24015	54-1890464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13962 Park Center Road
Herndon, Virginia 20171

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On October 28, 2009, SteelCloud, Inc. (“SteelCloud”) entered into an amendment (the “Amended Engagement Letter”) to the engagement letter dated September 3, 2009 (the “Engagement Letter”) with Westminster Securities, a Division of Hudson Securities Inc. (“Westminster”).

Pursuant to the Engagement Letter, Westminster will seek to secure placement for the 16,000,000 shares of common stock and accompanying 16,000,000 warrants which SteelCloud is seeking to register pursuant to a Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on April 22, 2009 and subsequently amended (the “S-1”). Additionally, Westminster will render such other financial advisory and investment banking services as may from time to time be necessary or appropriate to accomplish SteelCloud’s objectives (as mutually agreed to by the parties).

The following revisions were made pursuant to the Amended Engagement Letter:

Section 1 of the Engagement Letter was deleted in its entirety.

Section 2 of the Engagement Letter was amended to provide that at each closing of the offering made pursuant to the S-1,   SteelCloud shall pay Westminster a cash commission fee of 8% from the gross proceeds of such closing.  Westminster shall not be entitled to receive any cash commission fee for (i) investments made by Caledonia Capital Corporation, (ii) investments made by the directors and officers of SteelCloud, and (iii) all investments made by investors introduced by SteelCloud’s officers and directors prior to the Financial Industry Regulatory Authority (“FINRA”) issuing a “no-objection” letter in respect of Westminster’s compensation and services pursuant to the Engagement Letter and Amended Engagement Letter.

Section 3 of the Engagement Letter was amended to provide that, after the final closing of the S-1, SteelCloud will issue to Westminster warrants (the “Warrants”) to purchase 5% of the total common stock issued and issuable (including common stock underlying warrants issued to investors pursuant to the S-1) but excluding all common stock issued and issuable to the individuals listed in provisions (i), (ii) and (iii) above. The Warrants shall have the same terms as the warrants issued to investors pursuant to the S-1 except that the exercise price shall be 125% of the public offering price per share and shall have a term of exercise expiring no later than five years from the effective date of the S-1.  The Warrants shall not have anti-dilution protections or be transferable for six months from the date of their issuance except as permitted by FINRA Rule 5110.

Section 10 of the Engagement Letter was amended to provide that, subject to compliance with FINRA Rule 5110(f)(2)(D), SteelCloud will reimburse Westminster’s reasonable expenses (with supporting invoices and receipts) up to a maximum of 2% of the aggregate gross proceeds raised pursuant to the S-1, but excluding the investments made by the investors described in (i), (ii) and (iii) above.  SteelCloud further agreed to pay $20,000 as an advance of such reasonable expenses.

The foregoing description of the S-1 is included only for informational purposes in connection with this Current Report and does not constitute an offer to sell or a solicitation of an offer to buy any securities of SteelCloud.  SteelCloud cannot offer any assurance that any financing will be completed, and, accordingly, cannot be certain that it will receive any amount of proceeds from such financing.

Additionally, the foregoing summary of the terms of the Amended Engagement Letter and the transactions in connection therewith, is qualified in its entirety by reference to the definitive document, a copy of which is attached as an exhibit to this Current Report.

Item 9.01                        Financial Statements and Exhibits.

(d)               Exhibits

Exhibit No.	Description
10.1	Amended Engagement Letter, dated October 28, 2009, by and between SteelCloud, Inc. and Westminster Securities, a Division of Hudson Securities Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.

By:	/s/ Brian H. Hajost
Brian H. Hajost, Chief Executive Officer
November 3, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended Engagement Letter, dated October 28, 2009, by and between SteelCloud, Inc. and Westminster Securities, a Division of Hudson Securities Inc.